Exhibit 99.1

Aytu BioScience Provides Fiscal First Quarter 2018 Business Update – Live Conference Call and Webcast Today at 4:30 pm ET

Englewood, CO – November 9, 2017 – Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty life sciences company focused on global commercialization of novel products in the field of urology, today provided an overview of its business, including the Company’s operational and financial results for its fiscal first quarter of 2018. The Company will host a live conference call and webcast today at 4:30 p.m. ET. Conference call details are provided at the end of this press release.

“During the first fiscal quarter of 2018, we achieved our commercial objectives and experienced substantial prescription demand growth for Natesto®. The Company also increased our base of business outside the U.S. for the MiOXSYS® System, and received positive reception from clinicians during the early commercialization of our newly added commercial-stage product Fiera®,” commented Josh Disbrow, Chief Executive Officer of Aytu BioScience.

Q1 2018 Operational Highlights

•	Recognized $1.1 million in total net revenues for the first quarter of fiscal 2018, representing a 54% increase over Q1 fiscal 2017
•	Listed the Company’s common shares on the NASDAQ Capital Market, on which trading of shares under the ticker symbol “AYTU” began October 20, 2017
•	Increased Natesto prescription demand to 2,036 total prescriptions, representing a 411% increase over Q1 fiscal 2017
•	Increased shipped Natesto factory sales units to over 7,000, representing an increase of more than 85% over the previous quarter
•	Increased the number of Natesto prescribers across the U.S. to 991, which represented a 21% increase over the previous quarter
•	Increased the number of MiOXSYS System placements globally to 96 since Q1 fiscal 2017, and placed 29 instruments in six countries through the Company’s distribution partners
•	Initiated commercial integration of the women’s sexual wellness product line, Fiera, and the launch of the Company’s first international distribution agreement in Japan

Q1 2018 Financial Results

Net revenue for the Company, for the first quarter of 2018, totaled $1,076,000 from sales of Natesto, MiOXSYS, Fiera, and ProstaScint, compared to net revenue of $698,000 for the same period last year, an increase of 54%. Natesto and MiOXSYS comprised the majority of sales in the first quarter of 2018. Product sales in the same quarter of 2017 were mostly comprised of ProstaScint and Primsol, a product that was divested in late fiscal 2017.

Gross sales for the company totaled $2,243,000, representing an increase of 142% over the same period last year.

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Sales, general, and administrative expenses for the first quarter of 2018 were $4,618,000, down 20% from the same quarter last year, and the Company’s net loss for the quarter was reduced by 26% to $4,245,000.

Cash and cash equivalents totaled $7.1M as of September 30, 2017.

With the increasing net revenues due to the sales growth of Natesto, expansion of MiOXSYS outside the US and the integration of Fiera, the Company believes it has adequate cash to achieve profitability and effectively operate into the middle of fiscal 2019.

Conference Call Information

The Company will host a live conference call at 4:30 p.m. ET today. The conference call can be accessed by dialing either:

1 (855) 656-0926 (U.S.)

1 (412) 542-4198 (international)

The webcast will be accessible live during the conference call and archived on Aytu BioScience’s website, within the Investors section under Corporate Presentations & Media, at aytubio.com, for 90 days.

A replay of the call will be available for seven days. Access the replay by calling 1 (877) 344-7529 (U.S.) or 1 (412) 317-0088 (international) and using the replay access code 10114103.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty life sciences company focused on global commercialization of novel products in the field of urology, with a focus on products addressing vitality, sexual wellness, and reproductive health. The Company currently markets two prescription products in the U.S.: Natesto®, the first and only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or “Low T”) and ProstaScint® (capromab pendetide), the only FDA-approved imaging agent specific to prostate specific membrane antigen (PSMA) for prostate cancer detection and staging. Additionally, Aytu is developing MiOXSYS®, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS® is commercialized outside the U.S. where it is a CE Marked, Health Canada cleared, Australian TGA approved product, and Aytu is planning U.S.-based clinical trials in pursuit of 510k medical device clearance by the FDA. Aytu’s strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within growing markets. For more information visit aytubio.com. Aytu also now owns wholly-owned subsidiary Aytu Women’s Health (formerly Nuelle, Inc.), a personal health and wellness company focused on women’s sexual wellbeing and intimacy. Aytu Women’s Health markets Fiera, a personal care device for women that is scientifically proven to enhance physical arousal and sexual desire. Fiera is a consumer device and is not intended to treat, mitigate, or cure any disease or medical condition. For more information about the Fiera personal care device visit fiera.com.

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Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, are forward-looking statements. Forward looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the risks related to Natesto sales not increasing, MiOXSYS not expanding outside the US, and setbacks related to the integration of Fiera that would affect having adequate cash to achieve profitability and effectively operate into the middle of fiscal 2019, risks relating to gaining market acceptance of our products, obtaining reimbursement by third-party payors, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaboration. We also refer you to the risks described in “Risk Factors” in Part I, Item 1A of Aytu BioScience, Inc.’s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Contact for Investors:

Amato and Partners, LLC

Investor Relations Counsel

admin@amatoandpartners.com

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	September 30,	June 30,
	2017	2017

Assets
Current assets
Cash and cash equivalents	$7,021,527	$802,328
Restricted cash	75,371	75,214
Accounts receivable, net	1,211,845	528,039
Inventory, net	1,171,260	1,312,221
Prepaid expenses and other	262,057	310,760
Total current assets	9,742,060	3,028,562

Fixed assets, net	566,913	647,254
Developed technology, net	1,294,306	1,337,333
Customer contracts, net	76,667	77,667
Trade names, net	158,238	164,037
Natesto asset, net	8,901,391	9,231,072
Goodwill	238,426	238,426
Patents, net	264,944	271,278
Deposits	2,888	2,888
Total long-term assets	11,503,773	11,969,955

Total assets	$21,245,833	$14,998,517

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and other	$1,660,764	$2,220,400
Accrued liabilities	903,386	782,536
Accrued compensation	680,545	339,704
Deferred rent	6,455	6,673
Current contingent consideration	257,036	261,155
Total current liabilities	3,508,186	3,610,468

Long-term contingent consideration	7,566,443	7,386,782
Deferred rent	-	1,451
Warrant derivative liability	3,818,263	-
Total liabilities	14,892,892	10,998,701

Commitments and contingencies

Stockholders' equity
Preferred Stock, par value $.0001; 50,000,000 shares authorized; shares issued	1	-
and outstanding 2,250 (unaudited) and 0, respectively as of
September 30, 2017 and June 30, 2017
Common Stock, par value $.0001; 100,000,000 shares authorized; shares issued and outstanding 4,224,840 (unaudited) and 824,831, respectively as of
September 30, 2017 and June 30, 2017	422	82
Additional paid-in capital	79,667,289	73,069,463
Accumulated deficit	(73,314,771)	(69,069,729)
Total stockholders' equity	6,352,941	3,999,816

Total liabilities and stockholders' equity	$21,245,833	$14,998,517

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	Three Months Ended September 30,
	2017	2016

Product revenue	$1,076,368	$697,980
Total revenue	1,076,368	697,980

Operating expenses
Cost of sales	287,201	191,924
Research and development	140,954	232,022
Research and development - related party	-	47,998
Sales, general and administrative	4,618,403	5,704,750
Sales, general and administrative - related party	-	50,772
Amortization and impairment of intangible assets	385,841	437,014
Total operating expenses	5,432,399	6,664,480

Loss from operations	(4,356,031)	(5,966,500)

Other income (expense)
Interest (expense)	(188,745)	(415,381)
Derivative income (expense)	299,734	(70,609)
Unrealized gain on investment	-	728,100
Total other (expense) income	110,989	242,110

Net loss	$(4,245,042)	$(5,724,390)
Weighted average number of Aytu
common shares outstanding	2,415,402	244,937

Basic and diluted Aytu net loss
per common share	$(1.76)	$(23.37)

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	Three Months Ended September 30,
	2017	2016

Cash flows from operating activities
Net loss	$(4,245,042)	$(5,724,390)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Stock-based compensation expense	195,105	1,043,712
Issuance of restricted stock	72,306	75,466
Depreciation, amortization and accretion	653,313	822,161
Derivative (income) expense	(299,734)	70,609
Amortization of prepaid research and development - related party	-	30,496
Unrealized (gain) on investment	-	(728,100)
Compensation through issuance of stock	-	509,996
Issuance of warrants to initial investors	-	589,377
Adjustments to reconcile net loss to net cash used in operating activities:
(Increase) in accounts receivable	(683,806)	(347,013)
Decrease (increase) in inventory	140,961	(60,650)
Decrease (increase) in prepaid expenses and other	48,703	(337,525)
(Decrease) in accounts payable and other	(559,636)	(109,365)
Increase (decrease) in accrued liabilities	120,850	(498,516)
Increase (decrease) in accrued compensation	340,841	(668,792)
(Decrease) increase in deferred rent	(1,669)	75
Net cash used in operating activities	(4,217,808)	(5,332,459)

Cash flows used in investing activities
Purchases of property and equipment	-	(4,721)
Installment payment for Primsol asset	-	(500,000)
Net cash used in investing activities	-	(504,721)

Cash flows from financing activities
Issuance of preferred, common stock and warrants	11,839,995	-
Issuance costs related to preferred, common stock and warrants	(1,402,831)	-
Issuance of common stock to Lincoln Park Capital	-	631,481
Costs related to sale of common stock	-	(24,247)
Net cash provided by financing activities	10,437,164	607,234

Net change in cash and cash equivalents	6,219,356	(5,229,946)
Cash and cash equivalents at beginning of period	877,542	8,054,190
Cash and cash equivalents at end of period	$7,096,898	$2,824,244

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